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                                                                EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Synthetic Industries, Inc. on Form S-8 of our report dated November 12, 1996, appearing in the Annual Report on Form 10-K of Synthetic Industries, Inc. for the year ended September 30, 1996.


Deloitte & Touche LLP

New York, New York
December 10, 1997